Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Sonoco Products Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock	Rules 457(c) and 457(h)	2,900,000	$56.24	(2)	$163,096,000	0.00014760	$24,072.97
Total Offering Amounts						N/A		$24,072.97
Total Fee Offsets								$-
Net Fee Due								$24,072.97

(1)	This Registration Statement covers shares of common stock, no par value (“Common Stock”), of Sonoco Products Company issuable pursuant to the Sonoco Products Company 2024 Omnibus Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of stock splits, stock dividends or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act, based on the average of the high and low trading prices of a share of Common Stock as reported on the New York Stock Exchange on April 25, 2024.